UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 17, 2017
(Date of earliest event reported)

FEDERATED NATIONAL HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	000-25001	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14050 N.W. 14th Street, Suite 180
Sunrise, FL	33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (954) 581-9993

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company’s shareholders approved at the 2016 Annual Meeting of Shareholders amendments to the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and the Company’s Amended and Restated Bylaws (the “Bylaws”) eliminating supermajority voting provisions and reducing the percentage of outstanding shares required to call a special meeting.  The Company’s Articles of Incorporation and Bylaws have been amended to incorporate these approved changes as described below.

The following sections of the Company’s Articles of Incorporation have been amended to reduce the affirmative vote required to adopt, amend or repeal any of these provisions to a majority of the shares outstanding from 66-2/3%.

•	Article V (Directors)

•	Article VII (Special meetings of shareholders)

•	Article VIII (No shareholder action without a meeting)

•	Article X (Bylaws)

In the Bylaws, the related provisions that have been amended accordingly are:

•	Article II, Section 2 (Who can call special meetings of shareholders)

•	Article II, Section 9 (No action by shareholders without a meeting)

•	Article II, Section 10 (Advance notice of the intention to make a proposal at the meeting)

•	Article III (Directors)

•	Article X (Amendments to the Bylaws)

Also at the 2016 Annual Meeting, the Company's shareholders approved amendments to the Company's Articles of Incorporation and Bylaws to reduce the percentage of outstanding shares required to call a special meeting, from 33% to 25% of the outstanding shares.  The approved amendments to the Articles of Incorporation and Bylaws also expand the persons who may call a special meeting to include one or more shareholders holding, in the aggregate, a “net long position” (as defined below) in shares representing at least 25% of the outstanding shares. A shareholder’s “net long position” is generally defined as the number of shares of common stock in which the shareholder holds a positive (also known as “long”) economic interest, reduced by the number of shares of common stock in which the shareholder holds a negative (also known as “short”) economic interest.

The Bylaws, as amended, impose certain procedural requirements on shareholders requesting a special meeting (including the provision of the same information required for shareholder proposals at annual meetings under the Company’s advance notice Bylaw provisions). The Bylaw amendments also impose qualifications designed to prevent duplicative and unnecessary meetings by eliminating proposals that, as determined by the Board:

•	are not proper subjects for shareholder action under, or involve a violation of, applicable law;

•	are received during the period beginning 120 days prior to the anniversary of the prior annual meeting of shareholders and ending on the date of the next annual meeting of shareholders;

•	are substantially similar to another proposal, other than the election or removal of directors, that was presented at a meeting of shareholders held within the prior 12 months;

•
relate to the election or removal of directors, and the election or removal of directors was presented at an annual or special meeting of shareholders held within 120 days prior to the date the special meeting request was delivered;

•
are substantially similar to another proposal, including the election or removal of directors, that is included in the Company’s notice as an item of business to be brought before a shareholder meeting that has been called but not yet held or that is called for a date within 120 days of the receipt of the request;

•	are made in a manner that violates Regulation 14A under the Exchange Act; or

•	are presented by a shareholder that has violated the reporting requirements of Section 13 of the Exchange Act.

The Bylaws, as amended, provide that a special meeting must be called within 120 days after the receipt by the Company’s Corporate Secretary of valid requests by holders of the requisite number of shares.

The foregoing descriptions of the amendments to the Articles of Incorporation and Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the amendments to the Articles of Incorporation and Bylaws, copies of which are attached to this Current Report as Exhibit 3.1 and Exhibit 3.2, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
3.1	Articles of Amendment to Amended and Restated Articles of Incorporation of Federated National Holding Company

3.2	Amendment to Amended and Restated Bylaws of Federated National Holding Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED NATIONAL HOLDING COMPANY

Date: July 17, 2017	By:	/s/ Michael H. Braun
Name: Michael H. Braun
Title: Chief Executive Officer and President (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment to Amended and Restated Articles of Incorporation of Federated National Holding Company

3.2	Amendment to Amended and Restated Bylaws of Federated National Holding Company